SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) January 24, 1994
                                                    ---------------------------


                   PINNACLE WEST CAPITAL CORPORATION
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              (exact name of registrant as specified in its charter)


       Arizona                 1-8962                86-051243
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   (State or other         (Commission             (IRS Employer
   jurisdiction of         File Number)           Identification
   incorporation)                                     Number)


   400 E. Van Buren St., P. O. Box 52132, Phoenix, AZ  85072-2132
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       (Address of principal executive offices)       (Zip Code)


   Registrant's phone number, including area code (602) 379-2500
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                                       NONE
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           (Former name or former address, if changed since last report)



             The following information relates primarily to Pinnacle West Capital Corporation (the "Company").


   ITEM 5.  OTHER EVENTS

        LEGAL PROCEEDINGS

             On December 30, 1993, the United States District Court for the District of Arizona entered orders and final judgments (1) dismissing the consolidated shareholder class litigation and shareholder derivative litigation initiated in 1988 and 1989, respectively , and (2) partially dismissing litigation initiated by the Resolution Trust Corporation (the
   "RTC") in 1991 against certain former directors of MeraBank, A Federal Savings Bank (the "RTC Litigation"). See "Legal Proceedings--Suits" in Part I, Item 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

             Two non-settling individuals who are pursuing independent claims against the RTC were not dismissed from the RTC Litigation. These individuals may attempt to look to the Company, its insurance carriers and others for indemnification of certain costs and damages. The Company believes that it has no obligation with respect to any such costs or damages.

             The settlement provides for payments totaling $61.625 million, of which the Company's share is $5.75 million. A litigation reserve previously established by the Company is sufficient to cover the Company's share of the settlement. The balance of the settlement payment will be funded by the Company's insurers.


                                     SIGNATURE


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 PINNACLE WEST CAPITAL CORPORATION
                                           (Registrant)



                                 By:   /s/ Henry Sargent
                                      ----------------------------
                                      Henry Sargent
                                      Executive Vice President and
                                      Chief Financial Officer
                                      (Principal Financial Officer
                                      and Officer Duly Authorized
                                      to sign this Report)


   Dated:  January 24, 1994